EXHIBIT 10.11


                             OPTION GRANT AGREEMENT


                                                                   July 19, 1999

Mr. Kenneth D. Hill
167 Anchor Drive
Vero Beach, FL 32963

Dear Mr. Hill:

In recognition of your duties, obligations and responsibilities in connection with your employment as Chief Executive Officer of iAW, Inc., a wholly owned subsidiary of Calton, Inc. ("Calton" or the "Company"), and as an inducement for you to acquire a significant financial interest in Calton, the Company hereby grants to you non-qualified option (the "Option") to purchase all or any part of an aggregate of 600,000 shares of its common stock, $.01 par value, on the terms and conditions set forth in this Agreement (the "Option Agreement").

As used in this Option Agreement, the following terms shall have the following respective meanings:

     (a) "Appreciation Rights Election" means the method of exercising an Option pursuant to which shares of Common Stock subject to the Option are sold to cover the payment to the Company of the Option's aggregate exercise price and the payment of fifty percent (50%) of the Appreciated Value in cash to the Participant, with the Participant receiving the remaining fifty percent (50%) of the amount of the Appreciated Value in shares of Common Stock (as such, proportion may be adjusted by the Committee pursuant to Section 6 below).

     (b) "Appreciated Value" means an amount equal to the difference between the aggregate fair market value of the shares of Common Stock subject to the Option and the aggregate exercise price of the Option on the date of exercise. For purposes of this definition, fair market value of the shares of the Common Stock shall be the price at which such shares are sold on the date of exercise.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change in Control" means (a) an event or series of events by which any "person" (as such term is defined in Section 2(2) of the Securities Act of 1933, as amended), or any affiliate of such Person (when applied to any Person, an affiliate shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person), or Persons and affiliates of such Persons acting in concert, shall, whether in a single transaction or a series of related transactions, acquire directly or indirectly an amount of the Company's voting stock representing thirty-five percent (35%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Board, or (b) the consummation of a merger, reorganization or recapitalization in which the


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Company is the surviving entity, and in which, after the consummation of the transaction, the shareholders of the Company immediately prior to the consummation of the transaction shall not continue to beneficially own securities representing sixty-five percent (65%) or more of the total voting power of the outstanding voting securities of the Company having the right under ordinary circumstances to vote in an election of the Board.

     (e) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     (f) "Committee" means the Compensation Committee of the Board, all of the members of which shall be "disinterested persons" as defined in Rule 16b-3 (c)
(2) (i) under the Securities Exchange Act of 1934, as amended, or any similar successor rule, and "outside directors" as defined in proposed rule 1.162-27 (e)
(3) under the Code or any final or similar successor rule.

     (g) "Corporate Transaction" means a transaction such as a merger (other than a merger intended solely to change the Company's jurisdiction of incorporation), consolidation, reorganization, recapitalization, or sale of all or substantially all of the Company's assets (other than a sale of assets to a Subsidiary or other affiliated entity of the Company).

     (h) "Director" shall mean a member of the Company's Board.

     (i) "Exercise Sell" means the method of exercising an Option pursuant to which shares of Common Stock subject to the Option are sold to cover payment of the Option's aggregate exercise price.

     (j) "Fair Market Value" means the arithmetic average of the highest and lowest sales prices of the Common Stock reported by the American Stock Exchange on a particular date, or if there is no sale on such date, then the average of such high and low sales prices on the last previous date on which a sale of the Common Stock is reported.

     (k) "Just Cause" shall mean: (i) your conviction for a felony or for fraud;
(ii) your engagement in any conduct, by way of act or omission, which in the opinion of the Board has the potential to cause, or does cause, a material adverse effect on the Company's business; (iii) your failure to return from authorized leave from the Company; (iv) you being found to be under the influence of, or to have distributed, any illegal narcotic substance while on the Company's premises, including any project site of the Company; (v) you acting dishonestly or committing theft of Company property; or (vi) your work performance failing to meet Company standards.

     (l) "Plan" means the Calton, Inc. 1996 Equity Incentive Plan.

     (m) "Tax Withholding Amount" means the amount, if any, which, upon the exercise of an Option or an election by you under Section 83(b) of the Code, the Company or a Subsidiary may be required to withhold in order to obtain a federal and/or state income tax deduction, such amount which shall be paid to the Company by you.

     (n) "Tender Offer" means a tender offer for fifty percent (50%) or more of the Company's voting stock regardless of whether or not the Company will continue as a separate entity upon the consummation of the Tender Offer.


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     Purchase Price. The purchase price for the Shares covered by this Option
Agreement is $1.63 per share.

     Provisions of Plan. Although this Option is not being granted pursuant to the Company's 1996 Equity Incentive Plan ("the Plan"), it is intended to have terms consistent with Nonqualified Stock Options (as defined in the Plan) granted under the Plan. Except as provided in Section 4 below, to the extent that this Option Agreement contains any provisions inconsistent with the provisions of the Plan, such provisions shall be deemed modified and amended to be consistent with the terms of the Plan.

     Term and Vesting of Option. The effective date of the Option is July 19, 1999 and the Option shall expire on, and may not be exercised after July 19, 2009, subject to Section 4 below. The Option shall vest and become exercisable, cumulatively, in three (3) equal, annual installments so that, of the Shares subject to the Option, one-third of the Option, representing 200,000 Shares may be exercised in whole or in part at any time after July 19, 2000; one-third of the Option representing 200,000 Shares, may be exercised in whole or in part at any time on or after July 19, 2001; and one-third of the option, representing 200,000 Shares may be exercised in whole or in part at any time on or after July 19, 2002. To the extent that any installment of the Option becomes exercisable, it may thereafter be exercised in whole or in part at any time prior to the expiration or termination of the Option.

     Shareholder Approval of Options Being Granted. If the rules of the American Stock Exchange, which require shareholder approval of the grant of options with respect to more than five percent (5%) of Calton's outstanding Common Stock in connection with certain transactions (the "AMEX Rule"), would require shareholder approval of the grant of any portion of the Options granted to you pursuant to this Option Agreement and/or the options granted to Matthew Smith and Robert Hill pursuant to agreements (the "Aggregate Options") with Employer as of even date herewith, then

          (i) the grant of a number of options equal to one-third (1/3) of the Aggregate Options which require shareholder approval under the AMEX Rule shall be subject to Calton shareholder approval;

Calton agrees to submit a proposal to obtain the required shareholder approval at its next meeting of shareholders; and in the event that the required shareholder approval is not obtained, Calton and you agree to negotiate in good faith to develop an equitable substitute for the Options forfeited by reason of the failure to obtain shareholder approval.

     Limitations on Exercise of Option. Pursuant to the Plan, the Employee shall be prohibited from selling more than fifty percent (50%) of the aggregate number of shares of Common Stock underlying the Options without the written consent of Calton until July 19, 2001.

     Exercise of Option. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of Common Stock subject to such Option and payment to the Company of the aggregate amount of the exercise price for the number of shares of Common Stock so specified in the notice. Payment of the Option's exercise price can be made in cash, by cashier's check or certified bank check, in kind by the delivery of shares of Common Stock having a Fair Market Value on the date preceding the date of exercise equal to the portion of the option price so paid and which have been owned and held by you for a period not less than six (6) months. Upon receipt of written notice evidencing your intent to


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exercise an Option, or an election by you under Section 83(b) of the Code, the
Company will inform you of the amount of the Tax Withholding Amount, if any, which you shall be required to remit to the Company before the shares of Common Stock will be issued to you.

     With respect to Options granted under the Plan and held by you for six (6) months or longer, you can also pay all or part of such Option's exercise price pursuant to the Exercise Sell or Appreciation Rights Election methods; provided, however, that if you choose to pay all or part of the exercise price pursuant to the Appreciation Rights Election method, the Committee shall have the sole discretion to determine the form in which payment of the Appreciated Value will be made to you, including all cash, all shares of Common Stock or any other combination thereof. Fractional shares will not be issued to you when exercising an Option pursuant to the Appreciation Rights Election method. The value of any fractional shares shall be paid in cash to you.

     The shares of Common Stock to be sold in order to pay (i) the exercise price under the Exercise Sell method or (ii) the exercise price and amount of the cash payment of the Appreciated Value under the Appreciated Rights Election method shall be sold by or on behalf of you in an open market transaction on the date of exercise and you shall not be liable for any cost of such sale. If you elect to exercise an Option pursuant to the Exercise Sell or Appreciation Rights Election method, then the Tax Withholding Amount, if any, shall, in your discretion, also be covered by the sale of shares of Common Stock subject to the Option being exercised. You shall be entitled to receive any remaining proceeds from the sale of shares of Common Stock which are not applied against the exercise price and Tax Withholding Amount under the Exercise Sell method, or the exercise price, cash portion of the Appreciated Value and the Tax Withholding Amount under the Appreciation Rights Election method.

     Capital Stock Changes or Corporate Events. In the event there is any change in the capital stock of the Company pursuant to a stock split, share combination, stock dividend or Corporate Transaction in which the Company is the surviving entity, except as otherwise provided in the paragraph below, each outstanding Option shall apply to the securities to which a holder of the number of shares of Common Stock subject to an Option shall be entitled to receive in connection with any such transaction. The Committee shall also have the discretion to make any other changes to an Option, including, without limitation, additional changes in the number or character of the shares of Common Stock subject to an Option, or in the exercise price of an Option, in order to protect such Option from dilution or diminution in value upon the occurrence of any of the above transactions.

     In the event of a Corporation Transaction in which the Company is not the surviving entity, or a Corporate Transaction in which the Company is the surviving entity and in which the outstanding shares of Common Stock shall be, pursuant to the operation of law or terms of the Corporation Transaction, changed into or exchanged for securities of another corporation, interests in a noncorporate entity, other property (including cash), or any combination of the foregoing, you can elect within thirty (30) days of receipt of notice of such Corporate Transaction to accelerate all unvested Options and exercise them or any part thereof. Your exercise of any Options and the issuance of shares of Common Stock to you in connection with any such Corporation Transaction shall be conditioned upon the consummation of the Corporate Transaction; provided, however, that such condition shall not preclude you from receiving, with respect to the shares of Common Stock issuable upon the exercise of such Option, the consideration issuable or payable in respect of the shares of Common Stock pursuant to such Corporation Transaction. If, in exercising an Option as a result of a Corporate Transaction, the


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Exercise Sell or Appreciation Rights Election method is not available to you for any reason including, without limitation, the absence of a trading market for the Common Stock on the date of consummation of the Corporation Transaction, you shall be entitled to receive, without the payment of consideration, the number of shares of Common Stock issuable upon exercise of the Option less the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price on the date the election to exercise the Option is made by you.

     In the event of a Tender Offer, all of the Options shall become immediately exercisable, and may be exercised at any time prior to the expiration date of such Options. Alternatively, within ten (10) days of receiving notice of the commencement of a Tender Offer, you can provide the Company with written notice that the Company shall repurchase all of the Options, whether exercisable or not, for an amount equal to the difference between the highest aggregate Fair Market Value of the shares of Common Stock subject to the Options for the period commencing with the date of public announcement of the Tender Offer and ending with the effective date of the Tender Offer and the aggregate exercise price of the Options. The Company's obligation to repurchase the Options shall be subject to any restriction, limitation, or prohibition contained in any agreement to which the Company is a party.

     In the event of a Change in Control, all of the Options shall become immediately exercisable and may be exercised at any time prior to the expiration dates of such Options. Alternatively, within ten (10) days of receipt of notice from the Company of a Change in Control, such notice which shall be furnished promptly upon the Company receiving notice thereof, you can provide the Company with written notice that the Company shall repurchase all of the Options, whether exercisable or not, for an amount equal to the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Options on the date of the Change in Control and the aggregate exercise price of the Options. The Company's obligation to repurchase the Options shall be subject to any restriction, limitation or prohibition contained in any agreement to which the Company is a party.

     In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the first paragraph of this Section), all of the outstanding Options shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to you, and you shall have the right during such period to exercise all of your outstanding Options, whether exercisable or not.

     Notwithstanding the exercise provisions in the preceding paragraphs of this Section, if the Company's legal counsel should determine that an extension of time for the exercise of any Option is necessary in order to allow you to acquire the shares of Common Stock subject to the Option in compliance with federal and state securities laws, the Committee shall extend said time of exercise for whatever additional period of time is necessary, in counsel's judgment, to allow such compliance.

     Termination.

     Death and Disability. In the event the employment relationship between you and the Company or any of its Subsidiaries is terminated by reason of your death or "disability" (as such term is defined in Section 22 (e) (3) of the Code), all of the Options shall become immediately exercisable. You, or your designated beneficiary or estate, shall have two (2) years from such date of termination to exercise all or any part of a Nonqualified Stock Option.


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     Resignation. If you resign as an employee from the Company or any
Subsidiary, you shall have one (1) year for a Nonqualified Stock Option, from such date of termination to exercise all or any part of such Option which is fully vested on or before the date of termination.

     Without Cause by Company. In the event that you have been employed by the Company or a Subsidiary for one (1) year or more, and your employment is terminated by the Company for any reason other than for Just Cause, each Option, or any part thereof, scheduled to vest on the succeeding anniversary date of the grant of the Option following the date of termination shall become immediately exercisable, and you shall have two (2) years from the date of termination to exercise all or any part of a Nonqualified Stock Option. If you have been employed by the Company or a Subsidiary for less than one (1) year, you shall have thirty (30) days, or seven (7) months if you are an officer, Director or more than ten percent (10%) beneficial owner of the Company, from the date of such termination in which to exercise all or part of those Options which are fully vested on or before such date of termination.

     Just Cause by Company. If you are terminated by the Company for Just Cause, you shall have thirty (30) days, or seven (7) months if you are an officer, Director, or ten percent (10%) beneficial owner of the Company, from the date of termination to exercise all or part of those Options which are fully vested on or before the date of termination.

     Non-Transferability of Option. No Option shall be transferable (including pledged or encumbered) by you otherwise than by will or by the laws of descent and distribution, and each Option shall be exercisable during your lifetime only by you.

     Governing Law and Jurisdiction. This Option Agreement shall be construed and the respective provisions enforced and administered in accordance with the laws of the State of New Jersey. All disputes which may arise under this Option Agreement or the Plan which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey. You consent and agree to submit to the personal jurisdiction of the aforesaid courts and to notify Calton of any change of your address within sixty (60) days of the date of such change. Furthermore, you consent to service of any papers, notices or process necessary or proper for any legal action in any manner permitted by the New Jersey Court Rules as they exist on the date that the Option is granted or are thereafter amended, including, without limitation, service by registered mail or certified mail, return receipt requested, or, in the event you refuse to accept or claim registered or certified mail, ordinary mail to your last known address. In the event that you fail to notify Calton of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. You hereby acknowledge the sufficiency of service as aforesaid and waive any right that you may have to challenge the sufficiency of such service or to challenge in any manner the convenience of the location or the venue of any legal action brought involving this Option Agreement.

     Benefit and Severability. The agreements contained herein shall bind and benefit the successors and assigns of Calton and your executors, administrators, receiver, trustee in bankruptcy or representative of your creditors and assigns as herein provided.

     Except as otherwise provided herein or in the Plan, if any term, covenant, condition or provision of this Option Agreement or of the Plan or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of


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this Option Agreement or of the Plan or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Option Agreement or of the Plan shall be valid and be enforced to the fullest extent permitted by law.

     Construction. The Option and this Option Grant Agreement shall not be construed as a contract of employment, nor constitute an assurance of continued employment for any period, between you and the Company.

     Registration Statement. The Company shall take any reasonable and appropriate action which is necessary, including, without limitation, the filing of a Form S-8 Registration Statement with the Securities and Exchange Commission, to effect the registration of the shares of Common Stock reserved for issuance under this Plan under the Securities Act of 1933, as amended.

                                            Very truly yours,


                                            CALTON, INC.


                                            By: -------------------------------
                                                ANTHONY J. CALDARONE, PRESIDENT


By the execution hereof,
I hereby agree to comply
with and be bound by the terms
and provisions hereinabove set forth.


-------------------------------------
KENNETH D. HILL


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